Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Dawson Geophysical Company of our report dated March 16, 2021, relating to the consolidated financial statements of Dawson Geophysical Company, appearing in the Annual Report on Form 10-K of Dawson Geophysical Company for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ RSM US LLP

Houston, Texas
June 28, 2021